Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated March 15, 2021, relating to the consolidated and combined financial statements of HighPeak Energy, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

October 18, 2021